EXHIBIT 21
LIST OF REGISTRANT’S SUBSIDIARIES AND AFFILIATES
1.	Advanced Component Systems LLC, a Michigan Limited Liability Company.

2.	Atlantic Building Professionals, LLC, a Michigan Limited Liability Company.

3.	AW Construction, LLC, a Connecticut Limited Liability Company.

4.	D&L Framing, LLC, a Nevada Limited Liability Company (50% owned).

5.	D&R Framing Contractors, L.L.C., a Michigan Limited Liability Company (50% owned).

6.	Euro-Pacific Building Materials, Inc., an Oregon Corporation.

7.	Euro-Pacific International Corp., an Oregon Corporation.

8.	Indianapolis Real Estate, LLC., a Michigan Limited Liability Company.

9.	Maine Ornamental, LLC, a Michigan Limited Liability Company.

10.	Midwest Framing, LLC (d/b/a Professional Framers of Minnesota), a Michigan Limited Liability Company.

11.	Norpac Construction, L.L.C., a Nevada Limited Liability Company (75% owned).

12.	Pinelli Universal, S. de R.L. de C.V., a Mexican Corporation (50% owned).

13.	Pinelli Universal Tecate, S. de R.L. de C.V., a Mexican Corporation.

14.	Shawnlee Construction, LLC, a Michigan Limited Liability Company (75% owned).

15.	Shepardville Construction, LLC, a Michigan Limited Liability Company.

16.	Texas Framing, LLC (d/b/a Professional Framers of Texas), a Michigan Limited Liability Company.

17.	Tecate Real Estate, S. de R.L. de C.V., a Mexican Corporation (50% owned).

18.	Treating Services of Minnesota, LLC, a Michigan Limited Liability Company.

19.	Tresstar, LLC, a Michigan Limited Liability Company.

20.	UFP Framing LLC, a Michigan Limited Liability Company.

21.	UFP Framing of Florida, LLC, a Michigan Limited Liability Company.

22.	UFP Insurance Ltd., an exempted company organized under the laws of Bermuda.

23.	UFP Real Estate, Inc., a Michigan Corporation.

24.	UFP Transportation, Inc., a Michigan Corporation.

25.	UFP Ventures, Inc., a Michigan Corporation.

26.	UFP Ventures II, Inc., a Michigan Corporation.

27.	Universal Consumer Products, Inc., a Michigan Corporation.

28.	Universal Forest Products 401K/Profit Sharing Trust Fund.

29.	Universal Forest Products Eastern Division, Inc., a Michigan Corporation.

30.	Universal Forest Products Education Foundation.

31.	Universal Forest Products Foundation, a Michigan Nonprofit Corporation.

32.	Universal Forest Products — FSC, Inc., a Barbados company.

33.	Universal Forest Products Holding Company, Inc., a Michigan Corporation.

34.	U. F. P. Mexico Holdings, S. de R.L. de C.V., a Mexican Corporation.

35.	Universal Forest Products of Canada, Inc., a Canadian Corporation.

36.	Universal Forest Products of Modesto L.L.C., a Michigan Limited Liability Company.

37.	Universal Forest Products Reclamation Center, Inc., a Michigan Corporation.

38.	Universal Forest Products RMS, LLC, a Michigan Limited Liability Company.

39.	Universal Forest Products Texas Limited Partnership, a Michigan Limited Partnership.

40.	Universal Forest Products Western Division, Inc., a Michigan Corporation.

41.	Universal Truss, Inc., a Michigan Corporation.

42.	Western Building Professionals, LLC, a Michigan Limited Liability Company.

43.	Western Building Professionals of California, Inc., a Michigan Corporation.

44.	Western Building Professionals of California II Limited Partnership, a Michigan Limited Partnership.